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Exhibit 99.1

FOR IMMEDIATE RELEASE
OCTOBER 2, 1997

CONTACTS:
                                                             Frank Greico
                                                  Quarterdeck Corporation
                                                             310-309-4232
                                                  fgreico@quarterdeck.com

                                                               Ana Thorne
                                                  Quarterdeck Corporation
                                                             310-309-3767
                                                  athorne@quarterdeck.com

                                                               Luke Hoyne
                                                Financial Relations Board
                                                             310-442-0599
                                                          lph@la.frbd.com


               QUARTERDECK ANNOUNCES PREFERRED STOCK FINANCING AND
                   REPURCHASE AND COMPLETES FISCAL YEAR 1997
                              RESTRUCTURING PROGRAM

MARINA DEL REY, CA - OCTOBER 2, 1997 -- Quarterdeck Corporation (Nasdaq:QDEK), substantially completing its fiscal 1997 restructuring program, today announced a convertible preferred stock financing to strengthen the Company's balance sheet and to repurchase all the outstanding Series B convertible preferred stock. The Company expects that its results for the quarter ended September 30, 1997 will include approximately $14 million in charges, which are primarily non-cash, associated with recent restructuring activities. Quarterdeck also expects an operating loss of several million dollars, largely reflecting higher return reserves in the U.S. market for end-of-life products in advance of new product launches that began over the past week with CleanSweep Deluxe, Zip-It
4.0 and TuneUp/TuneUp.com, and will continue through fiscal 1998.


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                                     -MORE -

QUARTERDECK ANNOUNCES PREFERRED STOCK FINANCING AND REPURCHASE
AND COMPLETES FISCAL YEAR 1997 RESTRUCTURING PROGRAM
PAGE 2 OF 3

"The restructuring and new financing have successfully positioned Quarterdeck to direct all its fiscal 1998 energies on growing revenue and profit behind its new strategy," said Curt Hessler, president and CEO of Quarterdeck Corporation. "With a strengthened balance sheet, and exciting products in the pipeline, the new management team is ready to mount a focused attack on the fast-expanding market for helpware - self-help, remote-help, and automatic help software technologies - for PC network users in small office/home office, small business and corporate environments."

The financing involved the private placement, under Regulation D of the Securities Act of 1933, of approximately $26 million in zero-dividend Series C convertible preferred stock to a number of investor groups. Simultaneously, for $10 million, the Company repurchased, at par, all of the outstanding shares of the Series B convertible preferred stock previously issued under Regulation S of the Securities Act of 1933, and canceled 800,000 of the approximately 1.7 million warrants associated with that issue. The transactions provide net cash proceeds for the Company of approximately $14.5 million, resulting in an expected cash balance for the quarter ended September 30, 1997 of approximately $23 million. The weighted average number of shares of the Company's common stock outstanding for the quarter ended September 30, 1997 were approximately 43 million shares.

The charges forecast for the quarter ended September 30, 1997 will include a write-down of the former DataStorm building in Missouri which the Company has listed for sale, a write-off of miscellaneous operating assets rendered non-performing by restructuring activities, and severance and other obligations associated with recent downsizing decisions and divestiture activities. The


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Company continues to examine several divestment opportunities and does not currently expect that these divestments will adversely affect net income.

                                     -MORE -

QUARTERDECK ANNOUNCES PREFERRED STOCK FINANCING AND REPURCHASE
AND COMPLETES FISCAL YEAR 1997 RESTRUCTURING PROGRAM
PAGE 3 OF 3

ABOUT QUARTERDECK

Quarterdeck Corporation develops, markets and supports software that enhances the performance, user productivity and cost effectiveness of personal computing in both stand-alone and networked environments. Current products address anti-virus protection, diagnosis and resolution of software and hardware conflicts, PC-based communications and Internet connectivity, storage and hard disk management, system performance and Internet/intranet information search and content management. The Company provides its software solutions worldwide to individual, business, and government/education users through retail distribution, resellers, direct marketing operations and Internet downloads.

Founded in 1983 and traded on Nasdaq under the symbol QDEK, Quarterdeck's worldwide headquarters are in Marina del Rey, California, with Dublin, Ireland, serving as its European headquarters. Further information on the Company and its products may be obtained by calling 800-683-6696 toll free, or 813-523-9700, accessing Quarterdeck's Web site at http://www.quarterdeck.com/ or by sending an email request to info@quarterdeck.com.

                                      # # #

NOTE TO EDITORS: If you would like more information on Quarterdeck Corporation and its products, please view the Quarterdeck Press Center at http://www.quarterdeck.com/qdeck/press.

This press release contains forward-looking statements which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions such as "expects", "expected", "does not currently expect" and "forecast", reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and

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technologies, successful integration of acquisitions and divestitures of non-core assets, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Quarterdeck is a registered trademark of Quarterdeck Corporation or its subsidiaries. All other brand and product names are trademarks or registered trademarks of their respective holders.